UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 15, 2008

PINNACLE GAS RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33457	30-0182582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 E. Alger Street

Sheridan, Wyoming 82801

(Address of principal executive offices)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

Beginning on July 15, 2008, representatives of Pinnacle Gas Resources, Inc. (the “Company”) will conduct meetings with analysts and other selected parties to provide an update on the Company’s financial and operational matters based on the Company’s approved capital expenditure budget for the third and fourth quarters of 2008.  A copy of the updated presentation will be posted on the Company’s website, www.pinnaclegas.com, and will be available for approximately 30 days.

The information presented in this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01  Other Events

During the first six months of 2008, the Company drilled 74 gross (53 net) wells and produced an average of approximately 10.7 MMcf per day net to its interest. As of June 30, 2008, the Company had incurred capital expenditures of approximately $18.8 million.

On July 14, 2008, after reviewing operating data as of June 30, 2008, current market conditions and the Company’s current and anticipated liquidity, the Board of Directors approved a capital expenditure budget of approximately $11.3 million for the third and fourth quarters of 2008, with a total capital expenditure budget of approximately $30.1 million for 2008.  The Company expects to drill and complete approximately 72 gross (57 net) wells during the second half of 2008, with a total of approximately 146 gross (110 net) wells drilled and completed in 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE GAS RESOURCES, INC.

By:	/s/ Peter G. Schoonmaker
Name: Peter G. Schoonmaker
Title: President and Chief Executive Officer

Dated: July 15, 2008